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                                                                    EXHIBIT 10.8

                                                          Loan Nos.: 1960082-001
                                                                 and 1960091-001



                              AMENDED AND RESTATED
                               SECURITY AGREEMENT


         THIS AMENDED AND RESTATED SECURITY AGREEMENT ("Agreement") is made this 14th day of August 1998, by and among INDUSTRIAL HOLDINGS, INC., a Texas corporation, BOLT MANUFACTURING CO., INC., a Texas corporation, AMERICAN RIVET COMPANY, INC., an Illinois corporation and LSS-LONE STAR-HOUSTON, INC., a Texas corporation (collectively, and jointly and severally, "Existing Debtor"), whose address for purposes of this Agreement is 7135 Ardmore, Houston, Texas 77054, REX MACHINERY MOVERS, INC., a Texas corporation and MANIFOLD VALVE SERVICES, INC., a Delaware corporation (collectively, and jointly and severally, "Additional Debtors"; Existing Debtors and Additional Debtors, collectively, and jointly and severally, "Debtor") and HELLER FINANCIAL, INC., a Delaware corporation ("Secured Party"), whose address is Commercial Equipment Finance Division, 500 West Monroe Street, Chicago, Illinois 60661.

                                    RECITALS:

         1. Secured Party has previously made to the Existing Debtor, a term loan in the amount of Eight Million and 00/100 Dollars ($8,000,000), evidenced by a promissory note, dated as of November 10, 1997, in the principal face amount of Eight Million and 00/100 Dollars ($8,000,000), made by the Existing Debtor in favor of Secured Party (as amended, modified, extended or reviewed from time to time, the "Existing Note").

         2. As security for its obligations to Secured Party under the Existing Note and all other obligations, whenever arising, of Existing Debtor to Secured Party, Existing Debtor executed and delivered in favor of Secured Party a Security Agreement, dated as of November 10, 1997 (the "Existing Security Agreement"), pursuant to which Existing Debtor granted to Secured Party a security interest in all of the "Collateral" (as defined therein).

         3. On the date hereof, Secured Party will make to Debtor, jointly and severally, a term loan in the amount of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000), evidenced by a promissory note, dated as of even date herewith, in the principal face amount of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000), made by Debtor in favor of Secured Party (as amended, modified, extended or renewed from time to time, the "Additional Note"; the Existing Note and the Additional Note, collectively, the Notes").

         4. Pursuant to a Co-Borrower Agreement, dated as of even date herewith (as amended or modified from time to time, the "Co-Borrower Agreement"), made by Debtor in favor of Secured Party, each entity included within the definition of Debtor (including, without limitation, each of the


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Additional Debtors with respect to the obligations of the Existing Debtors under the Existing Note) has guaranteed the obligations of each other such entity to Secured Party under each of the Notes.

         5. To induce Secured Party to make such loan to Debtor, Debtor desires to join with Secured Party in the execution and delivery of this Agreement which will constitute an amendment and restatement of the Existing Security Agreement.

                                   WITNESSETH:

         6. Secure Payment. To secure payment of the indebtedness under the Notes and any obligations arising under this Agreement and the Co-Borrower Agreement, and also to secure any other indebtedness or liability of Debtor to Secured Party, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and no matter how acquired by Secured Party, including all future advances or loans which may be made at the option of Secured Party (all the foregoing hereinafter called the "Indebtedness"), Debtor hereby grants and conveys to Secured Party a first priority continuing lien and security interest in the personal property described on any schedule(s) now or hereafter attached to or made a part hereof by reference hereto (the "Schedules"), all products and proceeds (including insurance proceeds) thereof, if any, and all substitutions, replacements, attachments, additions, and accessions thereto (all of the foregoing hereinafter called the "Collateral"). The Schedules may be supplemented from time to time to evidence the Collateral subject to this Agreement.

         7. Representations, Warranties and Covenants. Except as otherwise provided, each representation and warranty made by Debtor in this Agreement shall be true, correct and complete as of the date of this Agreement and as of the date of each advance of funds under a Note. Debtor hereby represents, warrants and covenants as follows:

            (1) Perform Obligations. Debtor shall pay as and when due all Indebtedness secured by this Agreement and perform all of the obligations contained in this Agreement according to its terms. Debtor shall use the loan proceeds for business uses and not for personal, family, household, or agricultural uses.

            (2) Perfection. This Agreement and all necessary Uniform Commercial Code filings together create a valid, perfected and first priority continuing lien and security interest in the Collateral, securing the payment and performance of the Indebtedness, and all filings and other actions necessary or desirable to create, perfect and protect such security interest have been or will be duly taken.

            (3) Collateral Free and Clear. Except as may be set forth on a Schedule, the Collateral is and shall remain free and clear of all liens, claims, charges, encumbrances and other security interests of any kind (other than the security interest granted hereby). Debtor shall defend the title to the Collateral against all persons and against all claims and demands whatsoever.


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            (4) Possession and Operating Order of the Collateral. Debtor shall retain possession of the Collateral at all times and shall not sell, exchange, assign, loan, deliver, lease, mortgage, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party. Debtor shall at all times keep the Collateral at the location[s] specified on the Schedules (except for removals thereof in the usual course of business for temporary periods). At Debtor's sole cost and expense, Debtor shall keep the Collateral in good repair and condition and shall not misuse, abuse, waste or otherwise allow it to deteriorate, except for normal wear and tear. Secured Party may verify any Collateral in any reasonable manner which Secured Party may consider appropriate, and Debtor shall furnish all reasonable assistance and information and perform any acts which Secured Party may reasonably request in connection therewith.

            (5) Insurance. Debtor shall insure the Collateral against loss by fire (including extended coverage), theft and other hazards, for its full insurable value including replacement costs, with a deductible not to exceed Fifty Thousand and 00/100 Dollars ($50,000.00) per occurrence and without co-insurance. In addition, Debtor shall obtain liability insurance covering liability for bodily injury, including death and property damage, in an amount of at least Five Million and 00/100 Dollars ($5,000,000.00) per occurrence or such greater amount as may comply with general industry standards, or in such other amounts as Secured Party may otherwise require. All policies of insurance required hereunder shall be in such form, amounts, and with such companies as Secured Party may approve; shall provide for at least thirty (30) days prior written notice to Secured Party prior to any modification or cancellation thereof; shall name Secured Party as loss payee or additional insured, as applicable, and shall be payable to Debtor and Secured Party as their interests may appear; shall waive any claim for premium against Secured Party; and shall provide that no breach of warranty or representation or act or omission of Debtor shall terminate, limit or affect the insurers' liability to Secured Party. Certificates of insurance or policies evidencing the insurance required hereunder along with satisfactory proof of the payment of the premiums therefor shall be delivered to Secured Party. Debtor shall give immediate written notice to Secured Party and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, coupled with an interest, for the purpose of obtaining, adjusting and canceling any such insurance and endorsing settlement drafts. Debtor hereby assigns to Secured Party, as additional security for the Indebtedness, all sums which may become payable under such insurance.

            In the event Debtor fails to provide Secured Party with evidence of the insurance coverage required by this Agreement, Secured Party may purchase insurance at Debtor's expense to protect Secured Party's interests in the Collateral. This insurance may, but need not, protect Debtor's interests. The coverage purchased by Secured Party may not pay any claim made by Debtor or any claim that is made against Debtor in connection with the Collateral. Debtor may later cancel any insurance purchased by Secured Party, but only after providing Secured Party with evidence that Debtor has obtained insurance as required by this Agreement. If Secured Party purchases insurance for the Collateral, Debtor will be responsible for the costs of that insurance, including interest and other charges imposed by Secured Party in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be


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added to the Indebtedness. The costs of the insurance may be more than the cost of insurance Debtor is able to obtain on its own.

            (6) If Collateral Attaches to Real Estate. If the Collateral or any part thereof has been attached to or is to be attached to real estate, an accurate description of the real estate and the name and address of the record owner is set forth on the Schedules. Debtor shall, on demand of Secured Party, furnish Secured Party with a disclaimer or waiver of any interest in any such Collateral satisfactory to Secured Party and signed by all persons having an interest in the real estate. Notwithstanding the foregoing, the Collateral shall remain personal property and shall not be affixed to realty without the prior written consent of Secured Party.

            (7) Financial Statements. Debtor shall furnish to Secured Party, as soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter of Industrial Holdings, Inc., its unaudited financial statements including in each instance, balance sheets, income statements, and statements of cash flow, on a consolidated basis as of and for the quarterly period then ended and for the fiscal year to date, as well as the details of consolidation which include the separate balance sheet and income statement for each Debtor and each guarantor of all or any part of the Indebtedness (each, a "Guarantor") for the same periods, prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), together with a Compliance Certificate duly executed by an authorized representative of Industrial Holdings, Inc., in form and substance acceptable to Secured Party, accompanied by a covenant compliance worksheet in form acceptable to Secured Party. Debtor shall also furnish to Secured Party, as soon as practicable, and in any event within ninety (90) days after the end of each fiscal year of Industrial Holdings, Inc., its annual audited financial statements, including balance sheets, income statements and statements of cash flow for the fiscal year then ended, on a consolidated basis, which have been prepared by its independent accountants in accordance with GAAP, as well as the details of consolidation which include the separate balance sheet and income statement for each Debtor and Guarantor for the same periods, together with a Compliance Certificate duly executed by an authorized representative of Industrial Holdings, Inc., in form and substance acceptable to Secured Party, accompanied by a covenant compliance worksheet in form acceptable to Secured Party. Such audited financial statements shall be accompanied by the independent accountant's opinion, which opinion shall be in form generally recognized as "unqualified." Debtor shall also provide Secured Party with copies of all filings which it makes with the Securities and Exchange Commission.

            (8) Authorization. Debtor is now, and will at all times remain, duly licensed, qualified to do business and in good standing in every jurisdiction where failure to be so licensed or qualified and in good standing would have a material adverse effect on its business, properties or assets. The execution and delivery of this Agreement, the Notes the commitment executed by the parties, if any, and any other documents and instruments executed contemporaneously with or delivered pursuant to this Agreement and the Notes, all as amended from time to time (collectively the "Loan Documents"), have been duly authorized by Debtor and constitute the legal, valid, and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms. Debtor shall preserve and maintain its existence and shall not wind up its affairs or otherwise


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dissolve. Debtor shall not, without thirty (30) days prior written notice to
Secured Party, (1) change its name or so change its structure such that any financing statement or other record notice becomes misleading or (2) change its principal place of business or chief executive or accounting offices from the address stated herein.

            (9) Litigation. Except as disclosed by Debtor on a Schedule, there are no judgments outstanding against or affecting Debtor, its officers, directors or affiliates or any part of the Collateral and there are no material actions, charges, claims, demands, suits, proceedings, or investigations pending or threatened against Debtor or otherwise affecting any part of the Collateral ("Litigation"). Debtor shall furnish to Secured Party all information regarding any material Litigation as Secured Party shall reasonably request and in any event shall promptly notify Secured Party in writing of any Litigation against it which if decided against it would materially and adversely affect the finances or operations of Debtor. For the purposes of this subsection 2(i), Five Hundred Thousand and 00/100 Dollars ($500,000.00) shall be deemed material.

            (10) No Conflicts. Debtor is not in violation of any material term or provision of its by-laws, or of any material agreement or instrument, decree, order, or any statute, rule, or governmental regulation applicable to it. The execution, delivery, and performance of the Loan Documents do not and will not violate, constitute a default under, or otherwise conflict with any such term or provision or result in the creation of any security interest, lien, charge, or encumbrance upon any of the properties or assets of Debtor, except for the security interest created hereunder.

            (11) Compliance with Laws. Debtor shall use and maintain the Collateral in accordance with all applicable laws, regulations, ordinances, and codes and shall otherwise comply in all material respects with all applicable laws, rules, and regulations and duly observe all valid requirements of all governmental authorities, and all statutes, rules and regulations relating to its business as now in effect and which may be imposed in the future.

            (12) Taxes. Debtor has timely filed all tax returns (federal, state, local, and foreign) required to be filed by it and has paid or established reserves for all taxes, assessments, fees, and other governmental charges in respect of its properties, assets, income and franchises. Debtor shall promptly file, pay and discharge all taxes, assessments, license fees (related to the Collateral) and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves for the payments of such taxes, assessments, and other governmental charges and make all required withholding and other tax deposits, and, upon request, provide Secured Party with receipts or other proof that any or all of such taxes, assessments, license fees or governmental charges have been paid in a timely fashion; provided, however, that nothing contained herein shall require the payment of any tax, assessment, or other governmental charge so long as its validity is being diligently contested in good faith and by appropriate proceedings diligently conducted and Debtor has established cash reserves therefor in accordance with GAAP. Should any stamp, excise, or other tax, including mortgage, conveyance, deed, intangible, or recording taxes become payable in connection with or respect of any of the Loan Documents, Debtor shall pay the same (including interest and penalties, if any) and shall hold Secured Party harmless with respect thereto.


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            (13) Environmental Laws/Compliance. Except as disclosed by Debtor on a Schedule, Debtor (1) has not received any claim, summons, complaint, order, or other notice that it is not in compliance with, or that any public authority is investigating its compliance with, any federal, state, and local laws, rules, regulations, orders, and decrees relating to pollution, hazardous substances, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment, all as amended from time to time (collectively, "Environmental Laws"), where Debtor's non-compliance therewith could have a material adverse affect on Debtor, the Collateral or Debtor's ability to perform its obligations under the Loan Documents, (2) has no knowledge of any material violation of any Environmental Laws on or about its assets or property, which violation could have a material adverse affect on Debtor, the Collateral or Debtor's ability to perform its obligations under the Loan Documents, and (3) is not under any current material clean up or other remediation program or order. Debtor has obtained all environmental, health and safety permits necessary for the operation of Debtor's business. Debtor is and shall remain in compliance, in all respects, with the terms and conditions of all permits and with all applicable Environmental Laws. Debtor shall provide Secured Party, promptly following receipt, copies of any material correspondence, notice, complaint, order, or other document that it receives asserting or alleging a circumstance or condition which requires or may require a material cleanup, removal, remedial action or other response by or on the part of Debtor under any Environmental Laws, or which seeks material damages or civil, criminal or punitive penalties from Debtor for an alleged violation of any Environmental Laws. Debtor will promptly notify Secured Party of any material release, spill or change in the nature or extent of any hazardous substances or contaminants used, transported or stored by Debtor or any subsidiary of Debtor, and allow no material change in the use thereof or of Debtor's operations that would increase in any material amount the risk of violation of any Environmental Laws without the express prior written approval of Secured Party.

            (14) Regulations. No proceeds of the loans or any other financial accommodation hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, as that term is defined in Regulations G, T, U, X of the Board of Governors of the Federal Reserve System.

            (15) Books and Records. Debtor shall maintain, at all times, true and complete books and records in accordance with GAAP and consistent with those applied in the preparation of Debtor's financial statements. At all reasonable times, upon reasonable notice, and during normal business hours, Debtor shall permit Secured Party or its agents to audit, examine and make extracts from or copies of any of its books, ledgers, reports, correspondence, and other records relating to the Collateral.

            (16) Setoff. Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party is hereby authorized at any time and from time to time to the fullest extent permitted by law, but shall not be obligated to, set off and apply against any and all Indebtedness, any and all monies then or thereafter owed to Debtor by Secured Party, whether or not

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the obligation to pay such monies owed by Secured Party is then due. An election by Secured Party to exercise its right of setoff shall be effective immediately upon such election even though any charge therefor is made or entered on Secured Party's records subsequent thereto.

            (17) Standard of Care; Notice of Claims. Debtor acknowledges and agrees that Secured Party shall not be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than as a sole and direct result of Secured Party's gross negligence or willful misconduct. Debtor shall give Secured Party written notice of any action or inaction by Secured Party or any agent or attorney of Secured Party that may give rise to a claim against Secured Party or any agent or attorney of Secured Party or that may be a defense to payment of the Indebtedness or performance hereunder for any reason, including commission of a tort (subject, in any event, to the first sentence of this paragraph) or violation of any contractual duty or duty implied by law. Debtor agrees that unless such notice is fully given as promptly as possible (and in any event within thirty (30) days) after Debtor has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action or inaction, Debtor shall not assert, and Debtor shall be deemed to have waived, any claim or defense arising therefrom.

            (18) Indemnity. Debtor shall indemnify, defend and hold Secured Party, its parent, affiliates, officers, directors, agents, employees, consultants, persons engaged by Secured Party to evaluate or monitor the Collateral, auditors and attorneys harmless from and against any loss, cost, expense (including reasonable attorneys' fees and costs and any consultants' or other experts' fees and expenses), damage, penalty, fine, claim, lien, suit, judgment or liability of every kind and nature arising directly or indirectly out of (i) any Loan Document, (ii) the ownership, possession, lease, operation, use, condition, sale, return, or other disposition of the Collateral, except to the extent the loss, expense, damage or liability arises solely and directly from Secured Party's gross negligence or willful misconduct, (iii) any Environmental Laws, and (iv) the enforcement by Secured Party of its rights or remedies hereunder. Any payments required to be made hereunder shall be due and payable on demand.

            (19) Payments Set Aside. If any payment is made to Secured Party or Secured Party enforces its security interest or exercises its right of set off, and such payment or part, or any proceeds of such enforcement or set off are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Indebtedness or part thereof originally intended to be satisfied, and all liens, security interests, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

            (20) Expenses and Attorneys' Fees. Debtor shall be liable for all charges, costs, expenses and attorneys' fees incurred by Secured Party: (i) in perfecting, defending, protecting or terminating its security interest in the Collateral, or any part thereof; (ii) in the negotiation, execution, delivery, administration, amendment or enforcement of the Loan Documents or the collection of any amounts due under any Note or other Loan Document; (iii) in any lawsuit or other


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legal proceeding in any way connected with any of the Loan Documents, including any contract or tort or other actions, any arbitration or other alternative dispute resolution proceeding, all appeals and judgment enforcement actions and any bankruptcy proceeding (including any relief from stay and/or adequate protection motions, cash collateral disputes, assumption/rejection motions and disputes or objections to any proposed disclosure statement or reorganization plan).

            (21) Complete Information. No representation or warranty made by Debtor in any Loan Document and no other document or statement now or hereafter furnished to Secured Party by or on behalf of Debtor contains or will contain any misstatement of a material fact or omit to state any material fact which would make the statements contained therein misleading. Except as expressly set forth in the Schedules, there is no fact known to Debtor that has or could have a materially adverse affect on the business, operation, condition (financial or otherwise), performance, properties or prospects of Debtor or Debtor's ability to timely pay all of the Indebtedness and perform all of its other obligations contained in or secured by this Agreement.

            (22) Collateral Documentation. Debtor shall deliver to Secured Party prior to any advance, satisfactory documentation regarding the Collateral to be financed, including such invoices, canceled checks evidencing payments, or other documentation as may be reasonably requested by Secured Party. Additionally, Debtor shall satisfy Secured Party that Debtor's business and financial information is as has been represented and there has been no material change in Debtor's business, financial condition, or operations.

            (23) Additional Covenant. Debtor shall comply with the additional covenant set forth on Exhibit A attached hereto.

         8. Prepayment. Upon forty-five (45) days prior written notice to Secured Party, Debtor may prepay in whole, but not in part, the then entire unpaid principal balance of any Note, together with all accrued and unpaid interest thereon to the date of such prepayment, provided that in addition to such prepayment, Debtor shall pay (i) any and all other sums then due under any of the Loan Documents, and (ii) a prepayment fee as liquidated damages and not as a penalty, in a sum equal to the following percentages of the amount prepaid:
3% of the amount prepaid for any prepayment during Loan Year 1; 2% of the amount prepaid for any prepayment during Loan Year 2; 1.5% of the amount prepaid for any prepayment during Loan Year 3; 0.75% of the amount prepaid for any prepayment during Loan Years 4, 5 and 6. The prepayment fee described in clause
(ii) above shall also be due upon the acceleration of the maturity date of any Note following the occurrence of any Event of Default. As used herein, "Loan Year" shall mean each twelve (12) consecutive months commencing on the date of the respective Note.

            Notwithstanding anything to the contrary in this Section 3, if Debtor consummates a public offering of its debt securities or a public or private offering of its equity securities within twelve (12) months after the date hereof, then, on the first scheduled payment date under the Additional Note immediately following consummation of the first such offering after the date of this Agreement, if requested by Secured Party, in its sole discretion, Debtor shall prepay the outstanding


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principal balance under the Additional Note with such prepayment to be in such amount as Secured Party shall request in its sole discretion, up to Two Million Dollars ($2,000,000) (the "Mandatory Prepayment"); provided, however, that the prepayment fee described in clause (ii) of the immediately preceding paragraph shall not be due in connection with the Mandatory Prepayment.

         9. Events of Default. If any one of the following events (each of which is herein called an "Event of Default") shall occur: (a) Debtor fails to pay any part of the Indebtedness within ten (10) calendar days of its due date, or (b) any warranty or representation of Debtor in any Loan Document is materially untrue, misleading or inaccurate, or (c) Debtor or any Guarantor breaches or defaults in the performance of any of its obligation under Sections 2(c), (d) or
(e) of this Agreement, or (d) Debtor or any Guarantor breaches or defaults in the performance of its obligations under any other agreement or covenant in any Loan Document and such breach or default is not cured to the satisfaction of Secured Party, in its sole discretion, within the applicable cure period, if any, in the Loan Document, which, with respect to Debtor's agreements and covenants under this Agreement that are not covered by any other clause of this
Section 4, shall be thirty (30) days after the occurrence of the breach or default, or (e) Debtor or any Guarantor breaches or defaults in the payment or performance of any debt or other obligation owed by it to Secured Party or any affiliate of Secured Party, and Secured Party has (without being obligated to do so) declared such event, an Event of Default hereunder, or (f) Debtor breaches or defaults in the payment or performance of any debt or other obligation, whether now or hereafter existing, with an outstanding principal balance in excess of One Million and 00/100 Dollars ($1,000,000.00), and the same is subsequently accelerated, or (g) there shall be a change in the beneficial ownership and control, directly or indirectly, of the majority of the outstanding voting securities or other interests entitled (without regard to the occurrence of any contingency) to elect or appoint members of the board of directors or other managing body of Debtor or any Guarantor (a "change of control"), or there is any merger, consolidation, dissolution, liquidation, winding up or sale or other transfer of all or substantially all of the assets of Debtor or any Guarantor pursuant to which there is a change of control or cessation of Debtor or the Guarantor or the business of either, or (h) any money judgment is entered or filed against Debtor or any Guarantor in excess of One Million and 00/100 Dollars ($1,000,000.00), or (i) Debtor or any Guarantor shall file a voluntary petition in bankruptcy, shall apply for or permit the appointment by consent or acquiescence of a receiver, conservator, administrator, custodian or trustee for itself or all or a substantial part of its property, shall make an assignment for the benefit of creditors or shall be unable, fail or admit in writing its inability to pay its debts generally as such debts become due, or (j) there shall have been filed against Debtor or any Guarantor an involuntary petition in bankruptcy or Debtor or any Guarantor shall suffer or permit the involuntary appointment of a receiver, conservator, administrator, custodian or trustee for all or a substantial part of its property or the issuance of a warrant of attachment, diligence, execution or similar process against all or any substantial part of its property; unless, in each case, such petition, appointment or process is fully bonded against, vacated or dismissed within forty-five (45) days from its effective date, but no later than ten (10) days prior to any proposed disposition of any assets pursuant to any such proceeding, or (k) if there is a material adverse change in the business or financial condition or prospects of Debtor, or any Guarantor, then, and in any such event, Secured Party shall have the right to exercise any one or more of the remedies hereinafter provided.


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

            Each of the following events shall also constitute an Event of Default hereunder and upon the occurrence of any one or more of them, Secured Party shall have the right to exercise any one or more of the remedies hereinafter provided:

            (aa) If as of the end of any calendar quarter, on a consolidated basis, Industrial Holdings, Inc.'s operating income before interest expense, income taxes, depreciation, amortization and extraordinary gains and/or losses, all as determined in accordance with GAAP ("EBITDA"), for the four (4) consecutive calendar quarters then ended is less than the product of (i) one and 25/100 (1.25), times (ii) the sum (a) Industrial Holdings, Inc.'s interest expense (on a consolidated cash basis), plus (b) the amount of income taxes paid by Industrial Holdings, Inc. on a consolidated basis, plus (c) Industrial Holdings, Inc.'s current portion of long term debt and capitalized leases on a consolidated basis, all for the same four (4) consecutive calendar quarters and all as determined in accordance with GAAP (the "Fixed Charge Coverage Ratio"); or

            (bb) If as of the end of any calendar quarter, on a consolidated basis, Industrial Holdings, Inc.'s total funded debt for the four (4) consecutive calendar quarters then ended is more than the product of
         (i) four and 50/100 (4.50), times (ii) Industrial Holdings, Inc.'s consolidated EBITDA for the same four (4) consecutive calendar quarters (the "Leverage Ratio").

            (cc) If the Product Supply Agreement, dated as of August 14, 1998 among Kirsch, Inc., Rex Machinery Movers, Inc. and Industrial Holdings, Inc. is terminated prior to its expiration date.

         10. Remedies. Upon the occurrence of an Event of Default, in addition to all rights and remedies of a secured party under the Uniform Commercial Code, Secured Party may, at its option, at any time (a) declare the Indebtedness to be immediately due and payable; (b) without demand or legal process, enter the premises where the Collateral may be found and take possession of and remove the Collateral, all without charge to or liability on the part of Secured Party; or
(c) require Debtor to assemble the Collateral, render it unusable, and crate, pack, ship, and deliver the Collateral to Secured Party in such manner and at such place as Secured Party may require, all at Debtor's sole cost and expense. DEBTOR HEREBY EXPRESSLY WAIVES ITS RIGHTS, IF ANY, TO (1) PRIOR NOTICE OF REPOSSESSION AND (2) A JUDICIAL OR ADMINISTRATIVE HEARING PRIOR TO SUCH REPOSSESSION. Secured Party may, at its option, ship, store and repair the Collateral so removed and sell any or all of the Collateral at a public or private sale or sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made, it being understood and agreed that Secured Party may be a buyer at any such sale and Debtor may not, either directly or indirectly, be a buyer at any such sale. The requirements, if any, for reasonable notice will be met if such notice is mailed postage prepaid to Debtor at its address shown above, at least five (5) days before the time of sale or disposition. After any such sale or disposition, Debtor shall be liable for any deficiency of the Indebtedness remaining unpaid, with interest thereon at the rate set forth in the related Notes.

         11. Cumulative Remedies/Marshaling. All remedies of Secured Party hereunder are cumulative, are in addition to any other remedies provided for by law or in equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Debtor or any third party in favor of Secured Party, all of which may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of Secured Party to exercise, and no delay in exercising any right or remedy, shall operate as a waiver thereof or in any way modify or be deemed to modify the terms of this Agreement or any other Loan Document or the Indebtedness, nor shall any single or partial exercise by Secured Party of any right or remedy preclude any other or further exercise of the same or any other right or remedy. Secured Party shall not be under any obligation to marshal any assets in favor of Debtor, any Guarantor or any other person or against or in payment of any or all of the Indebtedness.

         12. Assignment. Secured Party may transfer or assign all or any part of the Indebtedness and the Loan Documents without releasing Debtor or the Collateral, and upon such transfer or assignment the assignee or holder shall be entitled to all the rights, powers, privileges and remedies of Secured Party to the extent assigned or transferred. The obligations of Debtor shall not be subject, as against any such assignee or transferee, to any defense, set-off, or counter-claim available to Debtor against Secured Party and any such defense, set-off, or counter-claim may be asserted only against Secured Party.

         13. Time is of the Essence. Time and manner of performance by Debtor of its duties and obligations under the Loan Documents is of the essence. If Debtor shall fail to comply with any provision of any of the Loan Documents, Secured Party shall have the right, but shall not be obligated, to take action to address such non-compliance, in whole or in part, and all moneys spent and expenses and obligations incurred or assumed by Secured Party shall be paid by Debtor upon demand and shall be added to the Indebtedness. Any such action by Secured Party shall not constitute a waiver of Debtor's default.

         14. Enforcement. This Agreement shall be governed by and construed in accordance with the internal laws and decisions of the State of Illinois, without regard to principles of conflicts of law. At Secured Party's election and without limiting Secured Party's right to commence an action in any other jurisdiction, Debtor hereby submits to the exclusive jurisdiction and venue of any court (federal, state or local) having situs within the State of Illinois, expressly waives personal service of process and consents to service by certified mail, postage prepaid, directed to the last known address of Debtor, which service shall be deemed completed within ten (10) days after the date of mailing thereof.

         15. Further Assurance; Notice. Debtor shall, at its expense, execute and deliver such documents and do such further acts as Secured Party may from time to time reasonably require to assure and confirm the rights created or intended to be created hereunder, to carry out the intention or facilitate the performance of the terms of the Loan Documents or to assure the validity, perfection, priority or enforceability of any security interest created hereunder. Debtor agrees to execute any instrument or instruments necessary or expedient for filing, recording, perfecting, notifying, foreclosing, and/or liquidating of Secured Party's interest in the Collateral upon request of, and as determined by, Secured Party, and Debtor hereby specifically authorizes Secured Party to prepare and file Uniform Commercial Code financing statements and other documents and to execute same for and on behalf of Debtor as Debtor's attorney-in-fact, irrevocably and coupled with an interest, for such purposes. All notices required or otherwise given by either party shall be in writing and shall be delivered by hand, by registered or certified first class United States mail, return receipt requested, or by overnight courier to the other party at its address stated herein or at such other address as the other party may from time to time designate by written notice. All notices shall be deemed given when received, when delivery is refused or when returned for failure to be called for. Each provision of this Agreement shall remain in full force and effect until all of the Indebtedness is fully, finally and indefeasibly satisfied and, notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Debtor and Secured Party set forth in Sections 2(p), 2(r), 2(s), 2(t), 9 and 12 shall survive the full, final and indefeasible satisfaction of the Indebtedness.

         16. Joint and Several Obligation. If this Agreement is executed by more than one person as Debtor, each such Debtor hereby acknowledges it is jointly and severally liable for and unconditionally guarantees the prompt and full payment and performance of all obligations of each other Debtor hereunder and under the other Loan Documents.

         17. Waiver of Jury Trial. Debtor and Secured Party hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising in connection with any of the Loan Documents. Debtor and Secured Party acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into the Loan Documents, and that each will continue to rely on the waiver in their related future dealings. Debtor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

         18. Complete Agreement. This Agreement constitutes an amendment and restatement of the Existing Security Agreement. The execution and delivery of this Agreement shall not constitute a novation, waiver, release or modification of any rights, claims or remedies of the Secured Party under the Existing Security Agreement or otherwise, or any indebtedness or other obligations owing to the Secured Party under the Existing Security Agreement or otherwise. Except as provided in the preceding sentence, the Loan Documents embody the entire agreement among the parties hereto superseding all prior commitments, agreements, representations, and understandings, whether written or oral relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. The Loan Documents may not be altered, modified or terminated in any manner except by a writing duly signed by the parties thereto. Debtor and Secured Party intend the Loan Documents to be valid and binding and no provisions hereof and thereof which may be deemed unenforceable shall in any way invalidate any other provisions of the Loan Documents, all of which shall remain in full force and effect. The Loan Documents shall be binding upon the respective successors, legal representatives, and assigns of the parties. The Schedules are incorporated herein by this reference and made a part hereof.

         IN WITNESS WHEREOF, Secured Party and Debtor have each signed this Agreement as of the day and year first above written.


Industrial Holding, Inc.,                     Bolt Manufacturing Co.,
a Texas corporation                           a Texas corporation


By: /s/ CHRISTINE A. SMITH                    By: /s/ CHRISTINE A. SMITH
   ------------------------------                ---------------------------
   Name:  Christine A. Smith                     Name:  Christine A. Smith
   Title: Executive Vice President               Title: Vice President



American Rivet Company, Inc.,                 LSS-Lone Star-Houston, Inc.,
an Illinois corporation                       a Texas corporation


By: /s/ CHRISTINE A. SMITH                    By: /s/ CHRISTINE A. SMITH
   ------------------------------                ---------------------------
   Name:  Christine A. Smith                  Name:  Christine A. Smith
   Title: Vice President                      Title: Vice President


Manifold Valve Services, Inc.                 Rex Machinery Movers, Inc.,
a Delaware corporation                        a Texas corporation


By: /s/ CHRISTINE A. SMITH                    By: /s/ CHRISTINE A. SMITH
   ------------------------------                ---------------------------
   Name:  Christine A. Smith                     Name:  Christine A. Smith
   Title: Vice President                         Title: Vice President


Heller Financial, Inc.,
a Delaware corporation

By: /s/ CHRISTINE A. SMITH
   ------------------------------
   Name:  Christine A. Smith
   Title: Vice President

                                    SCHEDULE

                            DESCRIPTION OF COLLATERAL

Description of Collateral (Full description including make, model and serial number):

Collateral description for all Debtors other than Rex Machinery Movers, Inc.:

         All right, title and interest of Debtor in and to all machinery, equipment, fixtures and other tangible personal property now owned or hereafter acquired by Debtor, wherever located, and all attachments, additions, upgrades, accessories, substitutions, replacements, and proceeds pertaining to the foregoing, including, all cash and non-cash proceeds, including insurance proceeds, pertaining thereto.

Collateral description for Rex Machinery Movers, Inc.:

         All right, title and interest of Debtor in and to all machinery, equipment, fixtures and other tangible personal property now owned by or hereafter acquired by Debtor and located at or used in connection with Debtor's business location in Beacon Falls, Connecticut, and all attachments, additions, upgrades, accessories, substitutions, replacements, and proceeds pertaining to the foregoing, including, all cash and non-cash proceeds, including insurance proceeds, pertaining thereto.

Place where Collateral is to be kept:

         See Annex 1 attached hereto.


Other liens, encumbrances or security interests to which Collateral is or may be subject, if any:

         [None]

Other Collateral

         Collateral Assignment of Rights under Purchase Agreement made by Rex Machinery Movers, Inc. in favor of Heller Financial, Inc. with respect to the rights of Rex Machinery Movers, Inc. under that certain Asset Purchase and Sale Agreement, dated as of June 23, 1998, among Rex Machinery Movers, Inc., Industrial Holdings, Inc. and Kirsch, Inc.

Other:

If Collateral is attached or to be attached to real estate, set forth:

Address of Real Estate (Including County, block number, lot number, etc.):

         See Annex 1 attached hereto.

Record Owner of Real Estate (Name and Address):

         See Annex 1 attached hereto.

If the real estate at which the Collateral is to be kept is leased:

Name and Address of Lessor of Real Estate:

         See Annex 1 attached hereto.


----------------
Initials

                                    EXHIBIT A

                               Additional Covenant

         In connection with the consummation of the "Belleli Transaction" (as hereinafter defined), Debtor will not, nor will it permit any Guarantor to, incur or assume any indebtedness or liability (whether direct or contingent) or make any investment in, or capital contribution to any person, except that provided that the terms, conditions and structure of such investment and the Belleli Transaction are acceptable to Secured Party, in its sole discretion, as evidenced by the written consent of Secured Party thereto, Industrial Holdings, Inc. ("IHI") may make an investment in and/or capital contribution to the "Belleli Entity" (as hereinafter defined) to facilitate consummation of the Belleli Transaction in an amount not in excess of Three Million Dollars ($3,000,000).

For purposes hereof:

                  (a) the term "Belleli Transaction" shall mean the rental by the Belleli Entity of the operations and services of Belleli Energy Sr1, Mantova, Italy pursuant to an agreement in form and substance satisfactory to Secured Party.

                  (b) the term "Belleli Entity" shall mean an entity to be formed to consummate the Belleli Transaction of which IHI will own at least nineteen percent (19%).

                                     Annex 1

         1.       Location of Collateral of Industrial Holdings, Inc.:

                  7135 Ardmore
                  Houston, Texas 77054

                  Property is leased.

                  Record owner/lessor:

                           Baker Hughes Incorporated and
                           Combustion Engineering, Inc.
                           3900 Essex Lane
                           Eighth Floor
                           Houston, Texas 77027

         2.       Location of Collateral of Bolt Manufacturing Co., Inc.:

                  10202 Airline Drive
                  Houston, Texas 77037

                  120 and 125 Dale Street
                  Houston, Texas 77037

                  Property are leased.

                  Record owner/lessor:

                           Jezlerski Properties
                           P.O. Box 1103
                           Spring, Texas 77383

         3.       Location of Collateral of American Rivet Company, Inc.:

                  11330 W. Melrose Street
                  Franklin Park, Illinois 60131

                  Property is owned.

                  Record owner:  ___________________________________

         4.       Location of Collateral of LSS-Lone Star-Houston, Inc.:

                  24131 Hardy Road
                  Spring, Texas 77383

                  Property is owned.

                  Record owner: __________________________________

                           [9009 North Loop East
                            Houston, Texas]

                  Record owner/lessor:

                           9009 Realty Partners, L.P.
                           c/o Vista Management Company
                           2470 Gray Falls Drive, Suite 150
                           Houston, Texas 77077

         5.       Location of Collateral of Rex Machinery Movers, Inc.

                  158 Pinesbridge Road
                  Beacon Falls, Connecticut 06403

                  Property is owned.

                  Record owner:

                           Rex Machinery Movers, Inc.

         6.       Location of Collateral of Manifold Valve Services, Inc.

                  1-10 Service Road South
                  Jennings, LA 70546

                  Property is leased.

                  Record owner/lessor:

                           Andrew & Carolyn Cormier
                           Route 2, Box 388
                           Jennings, LA 70546

                           5814 E. Mt. Houston
                           Houston, Texas 77293

                           Property is owned.

                           Record owner:  ___________________________.